Exhibit 24

Power of Attorney

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints CRAIG L. NIX, EDWARD L. WILLINGHAM, IV, and BRIDGET L. WELBORN, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Within the authority hereinabove granted, each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in the name of the undersigned, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do or cause to be done within the authority hereinabove granted.

Signature	Title	Date

/s/ John M. Alexander, Jr.	Director	January 29, 2019
John M. Alexander, Jr.

/s/ Victor E. Bell III	Director	January 29, 2019
Victor E. Bell III

/s/ Peter M. Bristow	Director	January 29, 2019
Peter M. Bristow

/s/ Hope H. Bryant	Vice Chairman	January 29, 2019
Hope H. Bryant

/s/ H. Lee Durham, Jr.	Director	January 29, 2019
H. Lee Durham, Jr.

/s/ Daniel L. Heavner	Director	January 29, 2019
Daniel L. Heavner

/s/ Frank B. Holding, Jr.	Chairman of the Board; Chief Executive Officer	January 29, 2019
Frank B. Holding, Jr.

/s/ Robert R. Hoppe	Director	January 29, 2019
Robert R. Hoppe

/s/ Floyd L. Keels	Director	January 29, 2019
Floyd L. Keels

/s/ Robert E. Mason, IV	Director	January 29, 2019
Robert E. Mason, IV

/s/ Robert T. Newcomb	Director	January 29, 2019
Robert T. Newcomb